                                                                    EXHIBIT 24.5

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that I, J. THURSTON ROACH, Director of The Liberty Corporation, do hereby constitute and appoint Martha G. Williams and Sophia G. Vergas and each of them, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 and any amendments thereto (including any post-effective amendments) of the Liberty Corporation for The Liberty Corporation Retirement and Savings Plan, As Amended and Restated Effective January 1, 2002) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the registration in 2002 of shares of The Liberty Corporation Common Stock and related Rights to Purchase Series A Participating Cumulative Preferred Stock, as well as interests in the Plan, which securities are to be offered to employees of The Liberty Corporation and its participating subsidiaries in accordance with and pursuant to the Plan, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney shall not be affected by my physical disability or mental incompetence which renders me incapable of managing by own estate except as provided by applicable statute.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 25th day of March, 2002.


                                       /s/ J. Thurston Roach
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                                       Director, The Liberty Corporation
                                       A South Carolina Corporation


/s/ J. Rainbolt                    (Seal)
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Notary Public for Washington State
My Commission Expires:  3/8/05
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